Exhibit 10.31

TERMINATION OF DISTRIBUTION AGREEMENT

THIS TERMINATION OF DISTRIBUTION AGREEMENT (the “Termination Agreement”) is made effective as of August 8th, 2012 by and between WILD FLAVORS, INC., a Delaware corporation (“WILD Flavors”), Sunwin Stevia International, Inc., a Nevada corporation (“Sunwin International”) and Sunwin USA, LLC, a Delaware limited liability company (“Sunwin USA”). WILD Flavors, Sunwin International and Sunwin USA may collectively be referred to as the “Parties”.

BACKGROUND

A.  WILD Flavors, Sunwin International and Sunwin USA are the parties to that certain Distribution Agreement dated February 5, 2009 (the "Distribution Agreement");

B.  The parties desire to terminate the Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Effective as of the date hereof, the Parties hereby confirm and agree that the above referenced Distribution Agreement is hereby terminated in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WILD Flavors, Inc. By: /s/ Vincent F. Macciocchi Name: Vincent F. Macciocchi Title: COO	Sunwin Stevia International, Inc., By: /s/ Dongdong Lin Name: Dongdong Lin Title: CEO

Sunwin USA, LLC By: /s/ Dongdong Lin Name: Dongdong Lin Title: President